Exhibit 23.3

SRK House 265 Oxford Road Illovo 2196 P O Box 55291 Northlands 2116 South Africa T: +27 (0) 11 441 1111 F: +27 (0) 11 880 8086 E: johannesburg@srk.co.za www.srk.co.za

29 July 2022

U.S. Securities and Exchange Commission

100 F Street NE,

Washington, DC 20549

United States of America

Sedibelo Resources Limited

Oak House,

Hirzel Street,

St Peter Port,

Guernsey, GY1 3RH

Dear Sirs

Consent of SRK Consulting (South Africa) (Pty) Ltd.

SRK Consulting (South Africa) (Pty) Ltd. (“SRK”), in connection with the registration statement on Form F-1 of Sedibelo Resources Limited (formerly Sedibelo Platinum Mines Ltd.) (the “Company”) and any prospectus contained therein (and any amendments or supplements and/or exhibits thereto, collectively, the “Registration Statement”), consents to:

●	The public filing by the Company and use of the technical report summaries titled (i) “The PPM-Sedibelo-Magazynskraal PGM Project, North West Province, South Africa”, (ii) “The Mphahlele PGM Project, Limpopo Province, South Africa” and (iii) “The Kruidfontein PGM Project, North West Province, South Africa – Initial Assessment (collectively, the “Technical Report Summaries”), each with an effective date of December 31, 2021 and that were prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as exhibits to and referenced in the Registration Statement and the filing of this consent as an exhibit to the Registration Statement;

●	The use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Registration Statement and the Technical Report Summaries; and

Partners R Armstrong, P Aucamp, JS Bartels, CM Bauman, N Brien, JM Brown, LSE Coetser, CD Dalgliesh, BM Engelsman, R Gardiner, M Hinsch, SG Jones, W Jordaan, WC Joughin, DA Kilian, F Lake, JA Lake, NG Macfarlane, V Maharaj, I Mahomed, HAC Meintjes, MJ Morris, DH Mossop, GP Nel, VS Reddy, S Reuther, PJ Shepherd, T Shepherd, MJ Sim, JS Stiff, M van Huyssteen, AT van Zyl, MD Wanless, CJ Wessels, ML Wertz, A Wood

Directors WC Joughin, V Maharaj, T McGurk, VS Reddy, T Shepherd, JS Stiff, AT van Zyl

Associate Partners PL Burmeister, LI Boshoff, T Claassen, SA de Villiers, IT Doku, M du Toit, LM Linzer, B Mabenge, JI Mainama, RD O’Brien, AM Robertshaw, LC Shand

Consultants JR Dixon, PrEng, GC Howell, PrEng, PhD, WC Joughin, PrEng, MSc, PR Labrum, PrEng, LM Linzer, PrSci Nat, PhD, SA Lorentz, PhD, RRW McNeill, PrTech Eng, HAC Meintjes, PrEng, MSc, PN Rosewarne, PrSci Nat, MSc, VM Simposya, PrSci Nat, AA Smithen, PrEng, TR Stacey, PrEng, DSc, PJ Terbrugge, PrSci Nat, MSc, HFJ Theart, PrSci Nat, PhD, DJ Venter, PrTech Eng

SRK Consulting (South Africa) (Pty) Ltd               Reg No 1995.012890.07

African Offices: Cape Town Durban East London Johannesburg Pietermaritzburg Gqeberha Pretoria Accra Lubumbashi	+ 27 (0) 21 659 3060 + 27 (0) 31 279 1200 + 27 (0) 43 748 6292 + 27 (0) 11 441 1111 + 27 (0) 33 347 5069 + 27 (0) 41 509 4800 + 27 (0) 12 361 9821 + 23 (3) 24 485 0928 + 243 (0) 81 999 9775	Group Offices: Africa Asia Australia Europe North America South America

SRK Consulting	Page 2

●	Any extracts from or a summary of the Technical Report Summaries in the Registration Statement and the use of any information derived, summarized, quoted or referenced from the Technical Report Summaries, or portions thereof, that were prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included in the Registration Statement.

SRK is responsible for authoring, and this consent pertains to, the Technical Report Summaries. SRK certifies that it has read the Registration Statement and that it fairly and accurately represents the information in the sections of the Technical Report Summaries for which it is responsible.

Yours faithfully

SRK Consulting (South Africa) (Pty) Ltd

/s/ SRK Consulting (South Africa) (Pty) Ltd
Authorised SRK Signatory